Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES FIRST QUARTER RESULTS

CHESTER, WV — May 10, 2010 — MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced financial results for the first quarter ended March 31, 2010.  Current and prior-year results reflect the presentation of Running Aces Harness Park, Jackson Harness Raceway, the Ramada Inn and Speedway Casino and Binion’s Gambling Hall & Hotel as discontinued operations.  See attached tables (including Reconciliation of GAAP net income (loss) to Non-GAAP Adjusted EBITDA).

For the first quarter of 2010, the Company’s net revenues from continuing operations were $99.4 million, a decline of 9% from $109.7 million in the same period of 2009.  Adjusted EBITDA from continuing operations was $16.6 million (after severance costs of $0.3 million and project opening costs of $75,000 related to table games at Presque Isle Downs) compared to $19.5 million in the first quarter of 2009.  The Company reported a net loss for the quarter of $3.3 million, or $0.12 per diluted share, which included incremental interest expense of $3.3 million, or $0.08 per diluted share, incurred on the Company’s $260 million 12.625% senior notes which were issued in the third quarter of 2009.  Additionally, the net loss included a loss from discontinued operations in the amount of $0.1 million, or $0.01 per diluted share.  In the same period last year, the Company reported net income of $752,000, or $0.03 per diluted share, which included a loss of $750,000, or $0.02 per diluted share, from discontinued operations.

Net revenues at Mountaineer Casino, Racetrack & Resort decreased 12% to $58.6 million in the first quarter of 2010 compared to $66.6 million in the first quarter of 2009.  Table gaming at Mountaineer generated $11.3 million of revenues compared to $11.9 million in the prior-year period, while revenues from slots were $42.1 million, compared to revenue of $48.0 million in the same quarter in 2009.  The property generated Adjusted EBITDA of $12.1 million versus $12.5 million in the comparable quarter of 2009.  Adjusted EBITDA margin at Mountaineer was 20.6% compared to 18.7% in the prior-year quarter.

Net revenues at Presque Isle Downs & Casino decreased 6% to $40.6 million during the first quarter of 2010 compared to $43.0 million during the same period of 2008. The property generated Adjusted EBITDA of $7.9 million (after severance costs of $0.3 million and project opening costs related to table games of $75,000) versus $9.0 million in the comparable quarter of 2009.

“We managed costs carefully in a challenging environment, especially given the severe winter weather conditions we experienced in February,” said Robert Griffin, President and Chief Executive Officer of MTR Gaming Group.

Balance Sheet and Liquidity

As of March 31, 2010, MTR had $46.3 million in cash and $390.3 million in total debt, net of discounts, on its consolidated balance sheet.  On March 18, 2010, MTR entered into a new credit agreement with Aladdin Credit Advisors, L.P., as administrative agent, which provides for a $20 million senior secured delayed-draw term loan credit facility, $10 million of which the Company has drawn.

Subsequent Events

On April 29, 2010, the Pennsylvania Gaming Control Board granted approval to the Company to conduct table gaming at Presque Isle Downs & Casino.  The Company plans to begin table games operations by July 2010.

Mr. Griffin added, “We are excited about the opening of table games at Presque Isle Downs and believe that table gaming will enable us to grow our business in our existing markets.”

Reconciliation of Non-GAAP Measures to GAAP

Adjusted EBITDA represents earnings (losses) before interest, income taxes, depreciation and amortization, gain (loss) on disposal of property, loss on debt modification and extinguishment, equity in loss of unconsolidated joint venture and loss on asset impairment.  Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered as an alternative to, or more meaningful than, net income (loss) or income (loss) from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry. Management of the Company uses Adjusted EBITDA as the primary measure of the Company’s operating performance and as a component in evaluating the performance of operating personnel.  Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, and debt principal repayments, which can be significant. Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do. A reconciliation of GAAP income (loss) from continuing operations and income (loss) from discontinued operations to Adjusted EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and corporate developments later today at 4:30 PM EDT.   Interested parties may participate in the call by dialing (877) 407-4018.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID #350126).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen to the live call, the conference call will be archived on the Investor Relations section of the Company’s website.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. For more information, please visit www.mtrgaming.com.

Forward-Looking Statements

Except for historical information, this press release contains forward-looking statements concerning, among other things the prospects for improving the results of our gaming operations at Mountaineer and Presque Isle Downs and the successful implementation and growth of table gaming at Presque Isle Downs. Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the impact of new competition for Mountaineer and Presque Isle Downs, the effectiveness of our marketing programs, the enactment of future gaming legislation in the jurisdictions in which we operate (including the implementation of casino gaming in Cleveland and Columbus, Ohio which was approved on November 3, 2009 by referendum, and the implementation of table gaming in Pennsylvania), changes in, or failure to comply with, laws, regulations or the conditions of our gaming licenses, accounting standards or environmental laws, including adverse changes in the gaming tax rates that the Company currently pays in its various jurisdictions, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations, the success and growth of table gaming at Mountaineer, the realization of the expected benefits of non-taxable promotional credits at Mountaineer, our ability to improve our operating margins, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our ability to comply with the covenants of our various debt instruments and/or our ability to obtain additional financing, if and when needed, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

David R. Hughes

Corporate Executive VP and Chief Financial Officer

(724) 933-8122

dhughes@mtrgaming.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31
	2010	2009

Revenues:
Gaming	$91,859	$100,566
Pari-mutuel commissions	1,313	1,965
Food, beverage and lodging	6,973	7,610
Other	1,609	1,696
Total revenues	101,754	111,837
Less promotional allowances	(2,395)	(2,137)
Net revenues	99,359	109,700

Operating expenses:
Expenses of operating departments:
Gaming	57,440	62,782
Pari-mutuel commissions	1,800	2,285
Food, beverage and lodging	5,448	5,732
Other revenue	1,391	1,389
Marketing and promotions	2,885	4,445
General and administrative	13,672	13,614
Project opening costs	75	—
Depreciation	7,292	7,274
Loss on disposal of property	66	8
Total operating expenses	90,069	97,529

Operating income	9,290	12,171

Other income (expense):
Interest income	4	451
Interest expense	(13,542)	(9,936)

(Loss) income from continuing operations before income taxes	(4,248)	2,686
Benefit (provision) for income taxes	1,111	(1,184)

(Loss) income from continuing operations	(3,137)	1,502

Discontinued operations:
Loss from discontinued operations before income taxes and non-controlling interest	(219)	(1,342)
Benefit for income taxes	77	589
Loss from discontinued operations before non-controlling interest	(142)	(753)
Non-controlling interest	(1)	3
Loss from discontinued operations	(143)	(750)

Net loss	$(3,280)	$752

Net (loss) income per share - basic:
(Loss) income from continuing operations	$(0.11)	$0.05
Loss from discontinued operations	(0.01)	(0.02)
Net (loss) income	$(0.12)	$0.03

Net (loss) income per share - diluted:
(Loss) income from continuing operations	$(0.11)	$0.05
Loss from discontinued operations	(0.01)	(0.02)
Net (loss) income	$(0.12)	$0.03

Weighted average number of shares outstanding:
Basic	27,475,260	27,475,260
Diluted	27,475,260	27,475,260

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended March 31
	2010	2009

Net revenues from continuing operations:
Mountaineer Casino, Racetrack & Resort	$58,580	$66,613
Presque Isle Downs & Casino	40,621	42,978
Scioto Downs	83	109
Corporate	75	—
Consolidated net revenues from continuing operations	$99,359	$109,700

Adjusted EBITDA from continuing operations:
Mountaineer Casino, Racetrack & Resort	$12,089	$12,474
Presque Isle Downs & Casino	7,864	8,956
Scioto Downs	(497)	(512)
Corporate	(2,808)	(1,465)
Consolidated Adjusted EBITDA from continuing operations	$16,648	$19,453

Adjusted EBITDA from discontinued operations:
Binion’s Gambling Hall & Hotel	(228)	(459)
Ramada Inn and Speedway Casino	—	37
Jackson Racing / Jackson Harness Raceway	11	(73)
MTR-Harness / Running Aces Harness Park	(2)	(93)
Consolidated Adjusted EBITDA	$16,429	$18,865

The following tables set forth a reconciliation of income (loss) from continuing operations and income (loss) from discontinued operations, GAAP financial measures, to Adjusted EBITDA, a non-GAAP financial measure.

	Three Months Ended March 31
	2010	2009

ADJUSTED EBITDA FROM CONTINUING OPERATIONS:

Mountaineer Casino, Racetrack & Resort:
Income from continuing operations	$6,215	$3,731
Interest expense, net of interest income	54	2,242
Provision for income taxes	2,212	2,932
Depreciation	3,518	3,586
Loss (gain) on disposal of property	90	(17)
Adjusted EBITDA from continuing operations	$12,089	$12,474

Presque Isle Downs & Casino:
Income from continuing operations	$3,135	$3,137
Interest expense, net of interest income	72	(131)
Provision for income taxes	1,116	2,465
Depreciation	3,565	3,485
Gain on the disposal of property	(24)	—
Adjusted EBITDA from continuing operations	$7,864	$8,956

Scioto Downs:
Loss from continuing operations	$(527)	$(411)
Interest expense, net of interest income	18	22
Benefit for income taxes	(188)	(324)
Depreciation	200	201
Adjusted EBITDA from continuing operations	$(497)	$(512)

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

(dollars in thousands)

(unaudited)

	Three Months Ended March 31
	2010	2009
ADJUSTED EBITDA FROM CONTINUING OPERATIONS (continued):

Corporate:
Loss from continuing operations	$(11,960)	$(4,955)
Interest expense, net of interest income	13,394	7,352
Benefit for income taxes	(4,251)	(3,889)
Depreciation	9	2
Loss on disposal of property	—	25
Adjusted EBITDA from continuing operations	$(2,808)	$(1,465)

Consolidated:
(Loss) income from continuing operations	$(3,137)	$1,502
Interest expense, net of interest income	13,538	9,485
(Benefit) provision for income taxes	(1,111)	1,184
Depreciation	7,292	7,274
Loss on disposal of property	66	8
Adjusted EBITDA from continuing operations	$16,648	$19,453

ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS:

Binion’s Gambling Hall & Hotel:
Loss from discontinued operations	$(148)	$(257)
Benefit for income taxes	(80)	(202)
Adjusted EBITDA from discontinued operations	$(228)	$(459)

Ramada Inn and Speedway Casino:
Income from discontinued operations	$—	$22
Interest income	—	(2)
Provision for income taxes	—	17
Adjusted EBITDA from discontinued operations	$—	$37

Jackson Racing / Jackson Harness Raceway:
Income (loss) from discontinued operations	$7	$(41)
Provision (benefit) for income taxes, net of non-controlling interest	4	(32)
Adjusted EBITDA from discontinued operations	$11	$(73)

MTR-Harness / Running Aces Harness Park:
Loss income from discontinued operations	$(2)	$(474)
Interest expense	1	3
Benefit for income taxes	(1)	(372)
Equity in loss of North Metro Harness Initiative, LLC	—	750
Adjusted EBITDA from discontinued operations	$(2)	$(93)

MTR GAMING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	March 31 2010	December 31 2009
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$46,334	$44,755
Restricted cash	1,067	483
Accounts receivable, net of allowance for doubtful accounts of $457 in 2010 and $458 in 2009	1,680	2,641
Accounts receivable - West Virginia Lottery Commission	1,171	—
Inventories	3,645	3,794
Deferred financing costs	3,953	3,606
Prepaid income taxes	9,849	8,663
Deferred income taxes	39	37
Prepaid expenses and other current assets	4,177	8,181
Total current assets	71,915	72,160

Property and equipment, net	326,720	332,351
Goodwill	494	494
Other intangibles	69,021	69,021
Deferred financing costs, net of current portion	10,876	10,616
Deposits and other	4,632	4,632
Non-operating real property	12,267	13,554
Assets of discontinued operations	185	185
Total assets	$496,110	$503,013

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,476	$2,150
Accounts payable - gaming taxes and assessments	1,989	7,030
Accrued payroll and payroll taxes	3,356	3,373
Accrued interest	11,345	14,247
Other accrued liabilities	9,009	11,641
Construction project and equipment liabilities	349	583
Current portion of long-term debt and capital lease obligations	4,112	6,618
Liabilities of discontinued operations	217	237
Total current liabilities	31,853	45,879

Long-term debt and capital lease obligations, net of current portion	386,211	375,885
Deferred income taxes	8,197	7,976
Total liabilities	426,261	429,740

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	61,737	61,882
Retained earnings	8,195	11,475
Accumulated other comprehensive loss	(300)	(300)
Total shareholders’ equity of MTR Gaming Group, Inc.	69,632	73,057
Non-controlling interest of discontinued operations	217	216
Total shareholders’ equity	69,849	73,273
Total liabilities and shareholders’ equity	$496,110	$503,013